SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2018

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Legal Proceeding

On May 4, 2017, HopFed Bancorp, Inc. (the “Company), its directors, and a former director, were named as defendants in a lawsuit filed in the Court of Chancery in the State of Delaware by Company stockholders, Stilwell Associates, L.P., Stillwell Activist Fund, L. P. and Stilwell Activist Investments, L.P. (collectively, the “Plaintiffs”), concerning the adoption of Article III, Section 13 of the Company’s Amended and Restated Bylaws. The Bylaw concerns qualifications for individuals to serve on the Company’s Board of Directors.

On October 3, 2017, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors adopted amendments to Article III, Section 13 of the Bylaws. See the Company’s Current Report on Form 8-K filed on October 4, 2017.

On October 25, 2017, the Court of Chancery granted the parties’ stipulation regarding dismissal of the lawsuit and dismissed the lawsuit without prejudice, subject to possible consideration of a fee and expense application by the Plaintiffs. The Company disclosed the dismissal in a press release filed on October 26, 2017, as an exhibit to a Current Report on Form 8-K.

On February 7, 2018, the Court of Chancery awarded the Plaintiffs $610,312 for their attorneys’ fees and expenses. The Company will recognize the reimbursement of the Plaintiffs attorney’s fee and expenses as an expense on its Consolidated Financial Statements for the year ended December 31, 2017. As a Result, for the year ended December 31, 2017, after tax net income will be reduced by approximately $403,000, or $0.07 per share and reduces the Company’s stated book value per share to $14.09 compared to the Company’s previously issued earnings press release filed in a Current Report on Form 8-K on January 26, 2018. The Company will seek reimbursement of this award from its insurance carriers. Any reimbursement received will be recognized as a reduction of expenses at the time of receipt.

2018 Annual Meeting

The Company will hold its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) at Heritage Bank USA, Inc., 4155 Lafayette Road, Hopkinsville, Kentucky, on Wednesday, May 16, 2018, at 3:00 p.m., local time, to elect directors, ratify appointment of the Company’s independent registered public accounting firm and approve an advisory, non-binding resolution with respect to executive compensation. With respect to the Annual Meeting and pursuant to SEC rules, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement and form of proxy, by April 16, 2018, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

The Board plans to continue to use a WHITE proxy card to solicit the vote of its stockholders at the Annual Meeting, which will be mailed to stockholders of record as of the record date for the Annual Meeting. The Company will announce the location and time for the Annual Meeting in its Notice of Annual Meeting.

Important Information.

This Form 8-K may be deemed to contain solicitation material in respect of the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The Company plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the Annual Meeting (the “Annual Meeting Proxy”). STOCKHOLDERS ARE URGED TO READ THE ANNUAL MEETING PROXY AND ANY AND ALL SUPPLEMENTS AND AMENDMENTS THERETO WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Annual Meeting Proxy and other documents that the Company files with the SEC (when available) at the SEC’s website, www.sec.gov. The Annual Meeting Proxy and these other documents may also be obtained upon request addressed to the Secretary of the Company at 4155 Lafayette Road, Hopkinsville, KY 42240.

Certain Information Concerning Solicitation Participants.

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of the Company’s stockholders in connection with the Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s proxy statement related to its 2017 Annual Meeting of Stockholders, filed with the SEC on April 17, 2017, and on Forms 3, 4 and 5 which are currently on file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: February 12, 2018	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer